Exhibit 107

Calculation of Filing Fee Tables

424(b)(3)

(Form Type)

Franklin BSP Realty Trust, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee (3)

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, $0.01 par value per share	Rule 457(c)	2,557,644	$14.16	$36,203,451	0.00014760	$5,344

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A

	Total Offering Amounts					$36,203,451		$5,344

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$5,344

(1)	The shares of Common Stock, par value $0.01 per share (“Common Stock”), of the registrant will be offered for resale by the selling stockholder. Pursuant to Rule 416 under the Securities Act, this registration statement also covers any additional number of shares of Common Stock issuable upon stock splits, stock dividends, or other distribution, recapitalization or similar events with respect to the shares of Common Stock being registered pursuant to this registration statement.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended (the “Securities Act”). The proposed maximum offering price per share and maximum aggregate offering price are calculated using the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on December 18, 2023, which date is within five business days prior to the filing of this prospectus supplement.

(3)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant initially deferred payment of all of the registration fees for the Registration Statement on Form S-3 (Registration No. 333-261039), filed on November 12, 2021.